As filed with the Securities and Exchange Commission on December 4, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cedar Fair, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	34-1560655
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Cedar Point Drive

Sandusky, Ohio 44870-5259

Telephone: (419) 626-0830

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Duffield E. Milkie, Esq.

Corporate Vice President — General Counsel

One Cedar Point Drive

Sandusky, Ohio 44870-5259

Telephone: (419) 626-0830

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Cipriano S. Beredo, Esq.

Squire, Sanders & Dempsey L.L.P.

4900 Key Tower

127 Public Square

Cleveland, Ohio 44114-1304

Telephone: (216) 479-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Units representing limited partner interests
Debt Securities (4)
Total			$750,000,000	$41,850

(1)	Information omitted pursuant to General Instruction II.D of Form S-3 and Rule 457(o) promulgated under the Securities Act of 1933, as amended. The proposed amount to be registered, maximum offering price per unit and maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)	This registration statement covers such indeterminate number of units and such indeterminate principal amount of debt securities as have an aggregate initial offering price not to exceed $750,000,000.

(3)	Calculated pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

(4)	If any debt securities are issued at an original issue discount, then the offering price of those debt securities shall be in an amount that will result in an aggregate initial price not to exceed $750,000,000, less the dollar amount of any registered securities previously issued.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 4, 2009

PROSPECTUS

CEDAR FAIR, L.P.

$750,000,000

Units

Representing Limited Partner Interests

Debt Securities

We may offer and sell the securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings.

You should read this prospectus, the documents that are incorporated by reference in this prospectus and the applicable prospectus supplement carefully before you decide to invest in any securities offered. This prospectus may not be used to consummate sales of any securities unless it is accompanied by a prospectus supplement describing the terms of that offering.

We may offer and sell these securities directly to or through underwriters or dealers, and also to other purchasers or through agents, on a continuous or delayed basis. This prospectus describes the general terms of the units and the debt securities and the general manner in which we will offer the units and the debt securities. The specific terms of any units and debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we offer the units and debt securities.

Investing in the units and the debt securities involves risks. You should carefully consider the risk factors described under “Risk Factors” beginning on page 3 of this prospectus before you make an investment in these securities.

The units are traded on the New York Stock Exchange under the symbol “FUN.” We will provide information in the applicable prospectus supplement for the trading market, if any, for any debt securities we offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with information contained in a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the units to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by this reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, these reports, proxy statements and other information filed at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC at http://www.sec.gov, and these documents are also available on our website at www.cedarfair.com. Information contained on our website is not part of this prospectus. Our SEC filings and other information about us is available through the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we are disclosing important information to you by referring you to those documents. These documents contain important information about us, our financial conditions and results of operations. The information incorporated by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede the information contained and incorporated by reference in this prospectus. We are incorporating by reference the following documents:

•	Annual Report on Form 10-K for the year ended December 31, 2008;

•	Quarterly Reports on Form 10-Q for the quarters ended March 29, 2009, June 28, 2009, and September 27, 2009;

•	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2009, and all amendments thereto;

•	Current Reports on Form 8-K filed with the SEC on January 23, 2009, February 4, 2009, May 8, 2009, August 14, 2009; and

•

All documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus and any applicable prospectus supplement.

Any statement contained in a document incorporated by reference in this prospectus or the applicable prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus or the applicable prospectus supplement to the extent that a statement contained in this prospectus, in the applicable prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the applicable prospectus supplement.

ii

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these filings at the following address and telephone:

Cedar Fair, L.P.

Attention: Investor Relations

One Cedar Point Drive

Sandusky, Ohio 44870-5259

Telephone: (419) 626-0830

investing@cedarfair.com

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. These forward-looking statements include but are not limited to statements regarding our market opportunities, competition, strategies, anticipated trends and challenges in our business and the markets in which we operate, and anticipated expenses and capital requirements.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, may be beyond our control and may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss some of these risks in this registration statement under the heading “Risk Factors” and elsewhere in this prospectus and the documents we incorporate by reference in this prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed as exhibits to the registration statement completely and with the understanding that our actual future results may be materially different from what we expect. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus or such other date that the statement is made. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

ABOUT CEDAR FAIR

We are a publicly traded Delaware limited partnership managed by Cedar Fair Management, Inc., an Ohio corporation whose shares are held by an Ohio trust. This trust is governed by a trust agreement that directs its trustee to elect persons selected by our unitholders to serve as the board of directors of Cedar Fair Management, Inc.

We own and operate eleven amusement parks:

•	Cedar Point, located on Lake Erie between Cleveland and Toledo in Sandusky, Ohio;

•	Knott’s Berry Farm, located near Los Angeles in Buena Park, California;

•	Canada’s Wonderland, located near Toronto, Canada;

•	Kings Island, located near Cincinnati, Ohio;

•	Kings Dominion, located near Richmond, Virginia;

•	Carowinds, located in Charlotte, North Carolina;

•	California’s Great America, located in Santa Clara, California;

•	Dorney Park & Wildwater Kingdom, located near Allentown in South Whitehall Township, Pennsylvania;

•	Valleyfair, located near Minneapolis/St. Paul in Shakopee, Minnesota;

•	Worlds of Fun, located in Kansas City, Missouri; and

•	Michigan’s Adventure, located in Muskegon, Michigan.

Of our six water parks requiring separate admission, three are located adjacent to Cedar Point, Knott’s Berry Farm and Worlds of Fun, two Knott’s Soak City water parks are located near San Diego and in Palm Springs, California, and Geauga Lake’s Wildwater Kingdom is located near Cleveland, Ohio. We also own and operate Castaway Bay, an indoor water park resort located adjacent to Cedar Point in Sandusky, Ohio. We also own and operate three other hotels, a campground and two marinas at Cedar Point and one hotel at Knott’s Berry Farm.

RISK FACTORS

An investment in our securities involves risks. When evaluating an investment in our securities, you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those described under the heading titled “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional or updated risk factors in the prospectus supplement. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general partnership purposes, which may include reductions of indebtedness, capital expenditures, additions to working capital and acquisitions. We may temporarily invest funds not immediately required for such purposes in short-term marketable securities.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description is a general summary of the terms of the units that we may issue from time to time, in one or more transactions, and is not necessarily complete. The description below does not include all of the terms of the units and should be read together with our Fifth Amended and Restated Agreement of Limited Partnership, which is an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

Our units are equity securities entitled to participate in cash distributions made by us from time to time in accordance with the provisions of our limited partnership agreement and, in the event of our liquidation or winding up, in any of our assets remaining after satisfaction of our liabilities and capital account requirements. The percentage interest represented by a unit is equal to the ratio it bears at the time of determination to the total number of units outstanding, multiplied by 99.999%, which is the aggregate percentage interest in the partnership represented by all of the limited partnership units. The units are not subject to preemptive rights.

Each unit evidences entitlement to participate in our profits, losses and cash distributions in accordance with the provisions of our limited partnership agreement and the percentage interest represented by that unit. The percentage interest represented by any outstanding unit will be subject to dilution if we issue additional units or other securities.

As of December 1, 2009, 55,209,144 units (excluding treasury units) were issued and outstanding. Our units are listed on the New York Stock Exchange under the symbol “FUN.”

Voting Rights

Each holder of a unit is entitled to one vote for each unit held of record on the applicable record date on all matters presented to a vote of the unitholders.

Transfer Agent

American Stock Transfer & Trust Company is the transfer agent for our units. Each holder of units as reflected on the records of the transfer agent is entitled to receive cash distributions declared and federal tax information and other reports distributed to unitholders.

Anti-Takeover Provisions

Our limited partnership agreement contains two supermajority voting provisions that have an anti-takeover effect. Both of these supermajority provisions make it more difficult to remove board members and management and could prevent consummation of a change in control transaction even if a majority of the unitholders favored the transaction. First, a transaction resulting in a change of control, as defined in our limited partnership agreement, requires approval by the affirmative vote of at least two-thirds of the outstanding units. In contrast, Delaware limited partnership law only requires an affirmative vote of a majority of outstanding units to approve a merger or consolidation. Second, our limited partnership agreement includes a provision whereby directors of our general partner can only be removed, with or without cause, by an affirmative vote of 80% of the outstanding units.

In addition to the supermajority provisions, the board of directors of our general partner is divided into three classes, with directors in each class serving for a term of three years and the term of one class expiring at each annual meeting of unitholders. This could delay a holder of units representing a majority of the voting power from obtaining control of the board of directors because the holder would not be able to replace a majority of the directors prior to at least the second annual meeting of unitholders after it acquired a majority position.

The general partner also has authority to implement a unitholder rights plan that would allow us to resist a potential change of control if the board of directors of our general partner by a majority vote of a quorum, determines that a potential change of control transaction is not in the best interests of our unitholders. Under our limited partnership agreement, the general partner has the right to:

•	cause the issuance of units or rights to acquire units at a price that is more or less than the fair market price of the units at the time of issuance; and

•	amend the limited partnership agreement to implement the terms and conditions of any such rights issued.

The purpose of a unitholder rights plan would be to protect us and our unitholders from unsolicited acquisition tactics that the board of directors of our general partner believes could be coercive and unfair to our unitholders. The effect of a unitholder rights plan would be to induce a bidder to negotiate with the board of directors or face economic dilution and thus strengthen the board’s bargaining position vis-à-vis such a bidder.

A unitholder rights plan may have the effect of discouraging or making more difficult or expensive certain mergers, tender offers, open market purchase programs or other purchases of our units under circumstances that may afford unitholders an opportunity to see some or all of their units purchased at a premium to then existing market prices. To the extent that the unitholder rights plan has these effects, it may be beneficial to incumbent management in certain unsolicited tender offers and may discourage or render more difficult or expensive the assumption of control by a holder of a substantial block of our units and the removal of incumbent management.

DESCRIPTION OF DEBT SECURITIES

The following description is a general summary of the terms of the debt securities that we may issue from time to time, in one or more transactions, is not necessarily complete and is subject to modification. Terms specific to an offering of debt securities will be set forth in the applicable prospective supplement and indenture to be filed with the SEC.

General

The debt securities will be:

•	our direct general obligations, either secured or unsecured;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us, any subsidiary guarantors and a trustee.

We may issue debt securities in one or more series, under one or more indentures, each dated as of the date of or a date prior to the issuance of the debt securities to which it relates. If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture.

Specific Terms of Each Series of Debt Securities

The applicable prospectus supplement and indenture will include specific terms relating to the debt securities and the offering. These terms will include some or all of the following:

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the denominations in which the debt securities are issuable, if other than $1,000 and any integral multiple thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•

whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate (if any) that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe specific U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

The Trustee

We will enter into an indenture, with respect to the specific debt securities, with a trustee that is qualified to act under the Trust Indenture Act of 1939, as amended, as will be identified in the applicable prospectus supplement. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. Earnings available to cover fixed charges consist of income before income taxes, amortization of capitalized interest and fixed charges, less interest capitalized. Fixed charges consist of interest expensed and capitalized, the amortization of capitalized debt costs, and the portion of rental expense we believe to be a reasonable approximation of the interest factor.

	Nine Months Ended September 27, 2009	Year Ended December 31,
		2008	2007	2006	2005	2004
Ratio of Earnings (1) to Fixed Charges (1)	2.1	1.0	1.1	2.3	5.0	4.5

(1)	Calculated in accordance with Item 503(d) promulgated under the Securities Act.

PLAN OF DISTRIBUTION

We may sell or distribute the securities in and outside the United States, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices:

•	through underwriters or dealers;

•	directly to purchasers, including our affiliates and unitholders in a rights offering;

•	through agents; or

•	through a combination of any of these methods.

The applicable prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our units, or sales made to or through a market maker other than on an exchange. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act of 1933.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with the National Association of Securities Dealers Conduct Rule 2710(h).

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. Agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the New York Stock Exchange, the existing trading market for our units, or sales made to or through a market maker other than on an exchange. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any sales of those securities in the prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future and would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus and any prospectus supplement will be passed upon by Squire, Sanders & Dempsey L.L.P.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Cedar Fair, L.P.’s Annual Report on Form 10-K and the effectiveness of Cedar Fair, L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is a statement of expenses to be paid by the registrant with respect to the offer and sale of the securities being registered hereby.

SEC registration fee		$41,850
NYSE listing fee		*
Blue sky fees and expenses		*
Printing and engraving expenses		*
Transfer agents’ fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of these fees and expenses is not currently determinable.

Item 15.	Indemnification of Directors and Officers.

The persons that provide services to us as officers and directors are the officers and directors of Cedar Fair Management, Inc., an Ohio corporation that acts as our general partner. Cedar Fair Management, Inc.’s Regulations provide that it shall indemnify any of its present or former directors or officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, which are actually and reasonably incurred by the person because of his or her position with us in connection with any threatened, pending or completed action, suit or proceeding. In addition, our limited partnership agreement provides that we shall indemnify and hold harmless each of the officers and directors of our general partner against any expenses, including attorneys’ fees, incurred by such persons in connection with litigation or threatened litigation that they are involved in by reason of their management of our affairs or their status as an officer or director or our general partner.

With the exception of a lawsuit brought by us or in our right, Ohio law permits indemnification of these individuals in these matters provided that they have acted in good faith, in a manner reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reason to believe their conduct was illegal. In the case of a lawsuit brought by us or in our right, Ohio law, subject to certain exceptions, permits indemnification of these individuals against expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the settlement or defense of the lawsuit provided that they have acted in good faith and in manner reasonably believed to be in or not opposed to our best interests. One exception to this principle applies when the directors or officers are determined to be liable for negligence or misconduct in the performance of their duty to us. In this case, we are not permitted to indemnify the directors and officers, unless a court determines that the person is fairly and reasonably entitled to indemnity for such expenses and believes the expenses are appropriate.

Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 that might be incurred by them in such capacities.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document
1*	Form of Underwriting Agreement

4.1	Form of Fifth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. (incorporated herein by reference to the annual report on Form 10-K filed by us with the SEC on March 2, 2009)

4.2*	Form of Senior Indenture for Senior Debt Securities

4.3*	Form of Subordinated Indenture for Subordinated Debt Securities

4.4*	Form of Senior Debt Securities

4.5*	Form of Subordinated Debt Securities

5	Opinion of Squire, Sanders & Dempsey L.L.P. as to legality of securities being registered

12	Calculation of ratio of earnings to fixed charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)

24	Powers of Attorney

25.1†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture

25.2†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.

†	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a) The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registration pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sandusky, State of Ohio, on December 4, 2009.

CEDAR FAIR, L.P.

By:	Cedar Fair Management, Inc. General Partner

	By:	/s/ RICHARD L. KINZEL
Richard L. Kinzel
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as officers and directors of Cedar Fair Management, Inc. on December 4, 2009:

Signature	Title

/S/ RICHARD L. KINZEL Richard L. Kinzel	Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)

/S/ PETER J. CRAGE Peter J. Crage	Corporate Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

/S/ BRIAN C. WITHEROW Brian C. Witherow	Vice President and Corporate Controller (Principal Accounting Officer)

*DARREL D. ANDERSON Darrel D. Anderson	Director

*RICHARD S. FERREIRA Richard S. Ferreira	Director

*MICHAEL D. KWIATKOWSKI Michael D. Kwiatkowski	Director

*DAVID L. PARADEAU David L. Paradeau	Director

*STEVEN H. TISHMAN Steven H. Tishman	Director

*C. THOMAS HARVIE C. Thomas Harvie	Director

*By	PETER J. CRAGE Attorney-in-Fact

S-1

EXHIBIT INDEX

Exhibit Number	Description of Document
1*	Form of Underwriting Agreement

4.1	Form of Fifth Amended and Restated Agreement of Limited Partnership of Cedar Fair, L.P. (incorporated herein by reference to the annual report on Form 10-K filed by us with the SEC on March 2, 2009)

4.2*	Form of Senior Indenture for Senior Debt Securities

4.3*	Form of Subordinated Indenture for Subordinated Debt Securities

4.4*	Form of Senior Debt Securities

4.5*	Form of Subordinated Debt Securities

5	Opinion of Squire, Sanders & Dempsey L.L.P. as to legality of securities being registered

12	Calculation of ratio of earnings to fixed charges

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5)

24	Powers of Attorney

25.1†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture

25.2†	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Subordinated Indenture

*	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or in a post-effective amendment to this registration statement.

†	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.